Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Share of Common Stock

of

Mavenir Systems, Inc.

for

$11.08 in cash and

0.675 of a Common Share of Mitel Networks Corporation,

without interest and less any applicable withholding taxes and subject to the automatic adjustment and proration procedures described in the Offer to Exchange and the Letter of Election and Transmittal,

by

Roadster Subsidiary Corporation,

an indirect, wholly owned subsidiary

of

Mitel Networks Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 28, 2015 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 28, 2015), UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the

Offer is:

By Mail: Computershare Trust Company N.A. c/o Voluntary Corporate Actions P.O, Box 43011 Providence, RI 02940-3011	By Overnight Mail: Computershare Trust Company N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	By Facsimile: Computershare Trust Company N.A. c/o Voluntary Corporate Actions (617) 360-6810 To confirm via phone: (781) 575-2332

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer described below if (i) certificates representing shares of common stock, par value $0.001 per share (“Mavenir Common Stock”), of Mavenir Systems, Inc., a Delaware corporation (“Mavenir”), are not immediately available, (ii) the stockholder cannot deliver such certificates and all other required documents to Computershare Trust Company N.A. (the “Exchange Agent”) prior to the expiration time (as defined in the Offer to Exchange) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the Exchange Agent. Please see the section of the Offer to Exchange, dated April 1, 2015 (the “Offer to Exchange”) entitled “The Offer—Procedure for Tendering Shares.”

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF ELECTION AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF ELECTION AND TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF ELECTION AND TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO EXCHANGE) AND CERTIFICATES OR BOOK-ENTRY CONFIRMATION REPRESENTING ALL TENDERED SHARES OF MAVENIR COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Roadster Subsidiary Corporation, a Delaware corporation and indirect wholly owned subsidiary of Mitel Networks Corporation, a Canadian corporation, upon the terms and subject to the conditions set forth in the Offer to Exchange and the related letter of election and transmittal (the “Letter of Election and Transmittal”), receipt of which is hereby acknowledged, the number of shares of Mavenir Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Offer to Exchange entitled “The Offer—Procedure for Tendering Shares.”

Number of Shares and Certificate No(s).

(if available):

Taxpayer Identification or Social Security No(s):

☐ Check here if Shares will be tendered by book-entry transfer.

DTC Account Number: ___________________________________

Dated: ______________________________, 2015

Name(s) of Record Holder(s):

(Please type or print)

Address(es): ____________________________________________

(Zip Code)

Area Code and Tel. No.(s): ______________________
(Daytime telephone number)

Signature(s) of Holders: ___________________________________

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, the shares of Mavenir Common Stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of Mavenir Common Stock, or an agent’s message (as defined in the Offer to Exchange) in the case of book-entry delivery, and any other required documents within three (3) trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates or book-entry confirmation representing all tendered shares of Mavenir Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________

Address: ______________________________________________

(Zip Code)

Area Code and Tel. No.: _________________________

(Authorized Signature)

Name: _________________________________________________
(Please type or print)

Title: __________________________________________________

Date: __________________________________________________

DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF ELECTION

AND TRANSMITTAL.

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